Exhibit 99.1

Joint Filer Information

Designated Filer: Glen Steward

Issuer Name and Ticker: Stewards, Inc. (SWRD)

Date of Event Requiring Statement: 09/09/2026

Other Reporting Person:

Name: Bilal Adam

Address: Nexteracom Tower 3, Ebene, Quatre Bornes 72201, Mauritius

Relationship to Issuer: 10% Owner

Other Reporting Person:

Name: Name: Nathaniel Tsang Mang Kin

Address: Nexteracom Tower 3, Ebene, Quatre Bornes 72201, Mauritius

Relationship to Issuer: 10% Owner

Other Reporting Person:

Name: Forfront Capital, LLC

Address: 4300 N. University Drive, Suite D-105, Lauderhill, FL 33351

Relationship to Issuer: 10% Owner

Other Reporting Person:

Name: Stewards Investment Capital Ltd

Address: Nexteracom Tower 3, Ebene, Quatre Bornes 72201, Mauritius

Relationship to Issuer: 10% Owner

Other Reporting Person:

Name: Stewards (International) Ltd

Address: Nexteracom Tower 3, Ebene, Quatre Bornes 72201, Mauritius

Relationship to Issuer: 10% Owner

Other Reporting Person:

Name: Stewards Global Holdings Ltd

Address: Nexteracom Tower 3, Ebene, Quatre Bornes 72201, Mauritius

Relationship to Issuer: 10% Owner

Other Reporting Person:

Name: Stewards International Funds PCC, on behalf of the Stewards Private Credit Fund

Address: Nexteracom Tower 3, Ebene, Quatre Bornes 72201, Mauritius

Relationship to Issuer: 10% Owner